EXHIBIT 99.1

Certification pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of the Community National Bank 401(k) Plan (the “Plan”) on form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), based on their knowledge, the undersigned certify, pursuant to the requirement set forth in Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
2.	The information contained in the Report fairly presents, in all material respect, the financial condition and results of operations of the Plan.

In witness whereof, the undersigned have set their hands hereto as of the 18th day of August, 2003.

/s/ Thomas E. Swanson
Trustee of the Plan

/s/ Patricia M. Estrada
Administrator of the Plan

A signed original of this written statement required by Section 906 has been provided to Community Bancorp Inc. and will be retained by Community Bancorp Inc and furnished to the Securities and Exchange Commission or its staff upon request.